As Filed with the Securities and Exchange Commission on March 26, 1998.

                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933
                           --------------------------

                               CONMED CORPORATION
               (Exact name of issuer as specified in its charter)


          NEW YORK                                              16-0977505
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               CONMED CORPORATION
                                310 Broad Street
                                Utica, New York                  13501
                    (Address of Principal Executive Offices)   (Zip Code)

                    CONMED Corporation 1992 Stock Option Plan
                            (Full title of the plan)
                            ------------------------

                               Eugene R. Corasanti
                       President and Chairman of the board
                               CONMED CORPORATION
                                310 Broad Street
                              Utica, New York 13501
                     (Name and address of agent for service)
                                 (315) 797-8375
          (Telephone number, including area code, of agent for service)


                                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
     Title of                            Proposed Maximum       Proposed Maximum
 Securities to be      Amount to be       Offering Price            Aggregate            Amount of
    Registered          Registered          Per Share(1)         Offering Price(1)    Registration Fee
-------------------------------------------------------------------------------------------------------

  Common Stock           987,500             $22.4375             $22,157,031.25           $6,537
($.01 par value)         shares
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices reported on the Nasdaq Stock Market on March 20, 1998.

         This is a registration of additional securities of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan has become effective. The contents of an earlier registration statement, File No. 33-49526, are incorporated herein by reference.

         With respect to Item 5 (Interests of Named Experts and Counsel), the validity of the Common Stock which is registered hereby will be passed upon by Joseph J. Corasanti, Vice President-Legal Affairs and General Counsel of the Registrant. Mr. Corasanti is also a director of the Registrant.


                                    EXHIBITS

  Exhibit No.                              Description
  -----------                              -----------

     4.1 Amended and Restated By-Laws, as adopted by the Board of Directors on December 26, 1990 -- incorporated herein by reference to the exhibit in the Company's Current Report on Form 8-K, dated March 7, 1991 (File No. 0-16093).

     4.2A 1992 Amendment to Certificate of Incorporation and Restated Certificate of Incorporation of CONMED Corporation -- incorporated herein by reference to the exhibit in the Company's Annual Report on Form 10-K for the year ended December 25, 1992.

     4.2B 1996 Amendment to Certificate of Incorporation and Restated Certificate of Incorporation of CONMED Corporation -- incorporated herein by reference to the exhibit in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     4.3 Warrant, dated as of December 31, 1997, issued to Bristol-Myers Squibb Company -- incorporated herein by reference to Exhibit 4.1 in the Company's Current Report on Form 8-K, filed on January 8, 1998.

     4.4 Credit Agreement, dated as of December 29, 1997, among CONMED Corporation, the several banks and other financial institutions of entities from time to time parties to the Agreement, Chase Securities Inc., Salomon Brothers Holding Company, Inc and The Chase Manhattan Bank -- incorporated herein by reference to
                         Exhibit 10.1 in the Company's Current Report on Form 8-K, filed on January 8, 1998.

     4.5 Guarantee and Collateral Agreement, dated as of December 31, 1997, made by CONMED Corporation and certain of its subsidiaries in favor of The Chase Manhattan Bank -- incorporated herein by reference to
                         Exhibit 10.2 in the Company's Current Report on Form 8-K filed on January 8, 1998.

     4.6 Indenture, dated as of March 5, 1998, by and among CONMED Corporation, the Subsidiary Guarantors named therein and First Union National Bank, as Trustee.

     5                   Opinion of Joseph J. Corasanti

     23.1                Consent of Joseph J. Corasanti (included in Exhibit 5).

     23.2                Consent of Price Waterhouse LLP.

     24 Power of Attorney (set forth on the signature pages of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Utica, New York on March 25, 1998.

                                    CONMED Corporation



                                    By: /s/ EUGENE R. CORASANTI
                                       ----------------------------
                                       Name:  Eugene R. Corasanti
                                       Title: President, Chief
                                              Executive Officer and
                                              Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 25, 1998.


         Signatures                               Title
         ----------                               -----

 /s/ EUGENE R. CORASANTI          President, Chief Executive Officer
-----------------------------       and Chairman of the Board
     Eugene R. Corasanti          (Principal Executive Officer)


 /s/ ROBERT D. SHALLISH, JR.      Chief Financial Officer, Vice
-----------------------------       President--Finance and Assistant
    Robert D. Shallish, Jr.       Secretary (Principal Financial
                                    Officer)


 /s/ LUKE A. POMILIO              Controller (Principal Accounting
-----------------------------       Officer)
      Luke A. Pomilio


 /s/ JOSEPH J. CORASANTI          Vice President--Legal Affairs,
-----------------------------     General Counsel and Director
     Joseph J. Corasanti


 /s/ ROBERT E. REMMELL            Director and Assistant Secretary
-----------------------------
     Robert E. Remmell


 /s/ HARRY CONE                   Director
-----------------------------
         Harry Cone


 /s/ BRUCE F. DANIELS             Director
-----------------------------
     Bruce F. Daniels


 /s/ WILLIAM D. MATTHEWS          Director
-----------------------------
    William D. Matthews